CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information constituting part of Post-Effective Amendment No. 28 to the registration statement on Form N-1A of Fidelity Concord Street Trust: Spartan International Index Fund.
/s/PRICE WATERHOUSE
PRICE WATERHOUSE
Boston, Massachusetts
September 3, 1997